UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FIRST KEYSTONE CORPORATION
(Exact name of registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

First Keystone Corporation

111 West Front Street

Berwick, Pennsylvania  18603

March 26, 2025

Dear Fellow Shareholders of First Keystone Corporation:

It is my pleasure to invite you to attend the 2025 Annual Meeting of Shareholders of First Keystone Corporation (the “Corporation”) to be held on Thursday, May 8, 2025, at 10:00 a.m., Eastern Daylight Time. The Annual Meeting this year will be held at the Berwick Golf Club, 473 Martzville Road, Berwick, Pennsylvania 18603.

The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The formal business schedule includes:

●	The election of 4 Class B Directors;
●	The ratification of the selection of Baker Tilly US, LLP, as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2025; and
●	Other business which might come before the meeting.

During the meeting, members of the Corporation’s management will review the Corporation’s operations during the past year and will be available to respond to questions.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own. We urge you to vote as soon as possible, even if you plan to attend the Annual Meeting. This will not prevent you from voting at the Annual Meeting but, will ensure that your vote is counted if you are unable to attend.

Thank you for your continued support. I look forward to seeing you at the Annual Meeting if you are able to attend.

Sincerely,

/s/ Jack W. Jones
Jack W. Jones
President and Chief Executive Officer

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST KEYSTONE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2025

TO THE SHAREHOLDERS OF FIRST KEYSTONE CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Keystone Corporation (the “Corporation”) will be held at 10:00 a.m., Eastern Daylight Time, on Thursday, May 8, 2025, at the Berwick Golf Club, 473 Martzville Road, Berwick, Pennsylvania 18603, for the following purposes:

1.	To elect 4 Class B Directors to serve for a three-year term and until their successors are properly elected and qualified;
2.	To ratify the selection of Baker Tilly US, LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2025; and
3.	To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

In accordance with the bylaws of the Corporation and action of the Board of Directors, the Corporation is giving notice of the Annual Meeting only to those shareholders on the Corporation’s records as of the close of business on March 7, 2025, and only those shareholders may vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 may be obtained, at no cost, by contacting Cheryl Wynings, Investor Relations, First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, PA 18603, telephone: (570) 752-3671, extension 1175.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on May 8, 2025:

The 2025 Proxy Statement, the proxy card, the Notice of Annual Meeting of Shareholders and the 2024 Annual Report on Form 10-K are also available at: www.fkyscorp.com.

Whether or not you plan to attend the Annual Meeting, you are encouraged to promptly vote your shares by one of the following methods: (1) the Internet at www.fkyscorp.com; or (2) the accompanying proxy card. If you plan to attend the Annual Meeting, and if you so choose, you may vote your shares at the meeting when prompted. If you hold shares through a broker, trust, bank or other nominee holder, please complete the voting instructions of that broker or custodian. Brokers may not vote your shares on the election of directors unless you provide your nominee with specific instructions as to how to vote your shares. Please vote your shares so your vote can be counted.

By Order of the Board of Directors,

/s/ Jack W. Jones
Jack W. Jones
President and Chief Executive Officer

Berwick, Pennsylvania

March 26, 2025

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF FIRST KEYSTONE CORPORATION TO BE HELD ON MAY 8, 2025

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF FIRST KEYSTONE CORPORATION TO BE HELD ON MAY 8, 2025

GENERAL INFORMATION

Introduction, Date, Time and Place of Annual Meeting

First Keystone Corporation (the “Corporation”), a Pennsylvania business corporation and registered bank holding company, furnishes this Proxy Statement in connection with the solicitation, by its Board of Directors, of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Corporation will hold the meeting on Thursday, May 8, 2025, at 10:00 a.m., Eastern Daylight Time, at the Berwick Golf Club, 473 Martzville Road, Berwick, Pennsylvania 18603.

The principal executive office of the Corporation is located at First Keystone Community Bank (the “Bank”), 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603. The Bank is the sole, wholly-owned subsidiary of the Corporation. The telephone number for the Corporation and the Bank is (570) 752-3671. All inquiries should be directed to Jack W. Jones, President and Chief Executive Officer of the Corporation and the Bank.

When we say “we”, “us”, “our” or the “Company”, we mean the Corporation on a consolidated basis with the Bank.

Solicitation and Voting of Proxies

By properly completing and returning your proxy card, a shareholder is appointing the proxy holders to vote his or her shares as the shareholder specifies on the proxy. If a shareholder signs the proxy but does not make any selection, the proxy holders will vote the proxy:

●	FOR the election of the nominees for Class B Director named in this Proxy Statement; and
●	FOR the ratification of the selection of Baker Tilly US, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2025;

Although the Board of Directors (the “Board”) knows of no other business to be presented at the Annual Meeting, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board.

The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation may furnish shareholders in connection with the Annual Meeting. In addition to the use of the mail, directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, or other electronic means. The Corporation will not pay any additional compensation for the solicitation. The Corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners and will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

●	By executing a later-dated proxy; or
●	By attending the Annual Meeting and voting at the meeting.

Voting Securities, Record Date and Quorum

At the close of business on March 7, 2025, the Corporation had 6,218,781 shares of common stock outstanding, par value $2.00 per share. Our common stock is the Corporation’s only issued and outstanding class of stock. The Corporation also had 231,611 shares held in treasury, as issued but not outstanding shares on that date. The Corporation’s Articles of Incorporation authorize the issuance of up to 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. No shares of preferred stock are issued or outstanding.

Only shareholders of record as of the close of business on March 7, 2025, may vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each shareholder is entitled to one vote for each share of common stock held on the record date.

Pennsylvania law and the bylaws of the Corporation require the presence of a quorum for each matter that shareholders will vote on at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the Annual Meeting. The Corporation will count votes withheld and abstentions in determining the presence of a quorum for a particular matter. The Corporation will count broker non-votes in determining the presence of a quorum but they will not be considered a vote cast for a particular matter. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Vote Required for Approval of Proposals

Assuming the presence of a quorum, the 4 nominees for director receiving the highest number of votes cast by shareholders will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, ratification of the selection of Baker Tilly US, LLP requires the affirmative vote of a majority of all votes cast by shareholders, in person or by proxy, on the matter. Abstentions and broker non-votes are not votes cast and do not count either for or against ratification. Abstentions and broker non-votes have the practical effect of reducing the number of affirmative votes required to obtain a majority vote for each matter by reducing the total number of shares voted from which the majority is calculated.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound, and represent best practices.

Board Leadership Structure

The Corporation separates the roles of Chief Executive Officer (“CEO”) and Chairman of the Board (the “Chairman”) in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Corporation and the day to day operation and performance of the Corporation, while the Chairman provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the Board. Mr. Robert A. Bull, our Chairman, has been a director for 18 years, and was selected as Chairman in 2017. The Board believes the separated roles of CEO and Chairman are in the best interest of shareholders because it promotes both strategic development and facilitates information flow between management and the Board, both essential for effective governance.

The Corporation’s Board oversees all business, property and affairs of the Corporation. The Chairman and the Corporation’s officers keep the members of the Board informed of the Corporation’s business through discussions at Board meetings and by providing them with reports and other materials. The directors of the Corporation also serve as the directors of the Corporation’s wholly-owned bank subsidiary, First Keystone Community Bank, upon election by the Corporation.

Currently, our Board has ten members. Based on the qualifications for independence established under the SEC standards for independence, D. Matthew Bower, Michael L. Jezewski, Nancy J. Marr, William E. Rinehart, and David R. Saracino meet the standards for independence. Only independent directors serve on our Audit Committee.

In determining the Directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Risk Management

The Board’s role in the Corporation’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Corporation, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board receives reports from the various committees of the Board. When a committee presents a report to the full Board, the Chair of the relevant committee leads the discussion. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses the policies with respect to risk assessment and management.

Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Board has determined that the nominees must have the right diversity. The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. This includes the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis protected by law.

Anti-Pledging and Anti-Hedging

The Company’s Insider Trading Policy does not prohibit the Company’s executive officers, as well as the Company’s directors, from pledging the Company’s securities as collateral for loans or engaging in hedging transactions or purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Insider Trading Policies and Procedures

The Corporation maintains an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of its securities by directors, officers and employees. The Corporation believes that the Insider Trading Policy Statement is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards.

CODE OF ETHICS

As required by law and regulation, in 2003, the Corporation adopted the Directors and Senior Management Code of Ethics (the “Code of Ethics”) to be applicable to our directors and senior management. The Code of Ethics is posted on our website at firstkeystonecorp.fkc.bank, and was filed with the SEC as exhibit 99.1 on Form 8-K on August 27, 2013.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation’s Board of Directors has, at present, an Audit Committee.

Audit Committee. Members of the Audit Committee, during 2024, were Nancy J. Marr, Chair, Michael L. Jezewski, William E. Rinehart, and David R. Saracino, each of whom the Board has determined satisfies the SEC independence and audit committee qualification standards. The Audit Committee met seven times during 2024.

The principal duties of the Audit Committee are set forth in its charter which is available on our website at firstkeystonecorp.fkc.bank under the governance documents menu. The duties include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities and recommending annually, to the Board, the engagement of an independent registered public accounting firm.

The Board has determined that Nancy J. Marr and David R. Saracino are “audit committee financial experts” and “independent” as defined under applicable SEC rules. The Board deemed Ms. Marr and Mr. Saracino “financial experts” as they possesses the following attributes:

●	An understanding of financial statements;
●	Proficiency in assessing the general utilization of such principles in connection with accounting for estimates, accruals and reserves;
●	Lengthy experience preparing, auditing, analyzing and evaluating financial statements;
●	Understanding of internal controls and procedures for financial reporting; and
●	Understanding of audit committee functions.

Oversight of Executive Compensation and Director Nominations

During 2024, the Corporation did not have formal nominating or compensation committees. The Board determined that it is appropriate for the Corporation not to have a nominating or compensation committee in view of the Corporation’s relative size, stability of the Corporation’s Board, and the historic involvement of the entire Board in the director selection process and in the compensation process. Because there is no formal nominating or compensation committee, the Corporation does not have a formal charter for such committees.

COMMITTEES OF THE BANK

The Bank’s Board maintains standing committees: trust, asset/liability management, marketing, loan administration, human resources, executive, building and information technology (“IT”). The composition of these committees is described below:

				Loan	Human
Name	Trust	ALCO	Marketing	Administration	Resources	Executive	Building	IT
John E. Arndt	X1	X			X	X	X	X
D. Matthew Bower	X		X	X	X	X	X1	X
Robert A. Bull	X	X	X	X	X	X1	X	X
Whitney B. Holloway		X1	X1	X	X		X
Michael L. Jezewski	X	X			X		X	X1
Nancy J. Marr	X	X		X	X		X
William E. Rinehart	X		X	X1	X
David R. Saracino		X		X	X1	X	X	X
Elaine A. Woodland	X	X	X	X	X	X	X	X
Number of Meetings Held in 2024	4	4	4	4	1	1	—	4

1 Denotes Chair of the Respective Committee.

Trust Committee - This committee ensures that all trust activities of the Bank are performed in a manner that is consistent with the legal instrument governing the account, prudent trust administration practices and approved trust policy.

Asset/Liability Committee (“ALCO”) - This committee reviews asset/liability committee reports and provides support and discretion in managing the Bank’s net interest income, liquidity and interest rate sensitivity positions.

Marketing Committee - This committee provides guidance to management in formulating marketing/sales plans and programs to assist in evaluating the performance of the Bank relative to these plans.

Loan Administration Committee - This committee monitors loan review and compliance activities. Also, the committee ensures that loans are made and administered in accordance with the Board’s loan policy.

Human Resources Committee - This committee helps ensure that a sound human resources management system is developed and maintained. This committee determines compensation for non-executive officers and employees. The entire Board acts as the Compensation Committee for the Corporation and determines compensation for the executive officers.

Executive Committee - This committee exercises the authority of the Board of Directors in the management of the business of the Bank between the dates of regular Board meetings if necessary.

Building Committee - This committee makes recommendations to the Board relating to the Bank’s physical assets, including both current and proposed physical assets.

IT Committee - This committee reviews the Bank’s use of FinTech and IT resources as well as industry trends. The committee also examines ways to better use existing systems or implement new technologies to better serve customer needs or streamline operations.

Board Meetings and Attendance

The members of the Board of the Corporation also serve as members of the Board of Directors of the Bank. During 2024, the Corporation’s Board held 19 meetings. Each of the directors attended at least 75% of the combined total number of meetings of the Corporation’s Board and the committees of which he or she is a member. Although there is no formal policy, all directors are expected to attend the Annual Meeting. All Directors attended the 2024 Annual Meeting.

SHAREHOLDER OR INTERESTED PARTY COMMUNICATIONS

The Board does not have a formal process for shareholders or interested parties to send communications to the Board. Due to the infrequency of shareholder or interested party communications to the Board, the Board does not believe that a formal process is necessary. Any shareholders or interested party may communicate with the Board by sending a letter to: First Keystone Corporation, Board of Directors, c/o Corporate Secretary, 111 West Front Street, P.O. Box 289, Berwick, PA 18603. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board or to the applicable director or directors if so designated by such communication.

Shareholders or interested parties who have concerns regarding accounting, improper use of Corporation assets, or ethical improprieties may report these concerns to the Audit Committee by sending an email to Nancy J. Marr, Audit Committee Chair, at auditcommitteechair@fkc.bank.

SHAREHOLDER PROPOSALS AND NOMINATIONS

If a shareholder wants us to include a proposal in the Proxy Statement for presentation at our 2026 Annual Meeting, the proposal must be received at our principal executive office at 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603, no later than November 26, 2025. Any proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Corporation-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after November 26, 2025, it is considered untimely; and, although the proposal may be considered at the Annual Meeting, the Corporation is not obligated to include it in the 2026 Proxy Statement. In addition to satisfying the foregoing requirements under the Corporation’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026.

The Corporation’s Board nominates individuals for the position of director. Neither the Corporation nor the Bank has a nominating committee. A shareholder who desires to propose an individual for consideration by the Board as a nominee for director, should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation’s bylaws. Any shareholder who intends to recommend nomination of any candidate for election to the Board must notify the Secretary of the Corporation in writing not less than 45 days prior to the date of any meeting of shareholders called for the election of directors and must provide the specific information listed in Section 10.1 of the bylaws. You may obtain a copy of the Corporation’s bylaws by writing to David R. Saracino, Secretary, First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603. Specifically, a shareholder who recommends a director candidate for consideration to the Board must provide the candidate’s name, biographical data, and qualifications. A written statement from the candidate, consenting to be named as a candidate, and to serve as a director if nominated and elected, should accompany any such recommendation.

The process that the Board uses for identifying and evaluating nominees for director is as follows. When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by current directors on the Board. The name of any individual recommended by the directors is provided to Chairman Robert A. Bull, who contacts the prospective director nominee and generally meets with him or her. The members of the Board then may meet with the prospective director nominee. If a nominee is qualified and the Board believes the nominee will make a positive addition to the Board at that time, the Board then nominates the candidate.

PROPOSAL NO. 1: ELECTION OF CLASS B DIRECTORS

The Corporation’s bylaws provide that its Board will manage the Corporation’s business. Sections 10.2 and 10.3 of the bylaws provide that the number of directors on the Board will not be less than 7 nor more than 25 and that the Board will be classified into 3 classes, each class to be elected for a term of 3 years. Within the foregoing limits, the Board may, from time to time, fix the number of directors and their classifications. Section 11.1 of the bylaws require that a majority of the remaining members of the Board, even if less than a quorum, will select and appoint directors to fill vacancies on the Board, and each person so appointed will serve as director until the expiration of the term of office of the class of directors to which he or she was appointed.

Section 10.3 of the bylaws provides for a classified Board with staggered three-year terms of office. Accordingly, at the 2025 Annual Meeting, four Class B Directors will be elected to serve for a three-year term and until their successors are properly elected and qualified. The Board of the Corporation has nominated the current eligible Class B Directors to serve as Class B Directors for the next three-year term of office. The nominees for election this year are:

●	John E. Arndt, director since 1995;
●	Whitney B. Holloway, director since 2022;
●	Jack W. Jones, director since 2025; and
●	Nancy J. Marr, director since 2017.

The nominees have consented to serve a three-year term of office and until their successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies for the election of the four director nominees. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee named by the Board of the Corporation. A majority of the directors of the Corporation, in office, may appoint a new director to fill any vacancy occurring on the Board for any reason, and the new directors will serve until the expiration of the term of the class of directors to which he or she was appointed.

The Corporation’s Articles of Incorporation provide that cumulative voting rights do not exist with respect to the election of directors. Accordingly, each share of common stock entitles its owner to cast one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each director to be elected.

The Board of Directors recommends that shareholders vote FOR the election of the above-named director nominees.

INFORMATION AS TO DIRECTORS AND NOMINEES

The following selected biographical information about the directors and nominees for director is accurate as of March 3, 2025, and includes each person’s business experience for at least the past 5 years and the experience, qualifications and attributes or skills that led the Board to conclude that the person should serve as a director.

CURRENT CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2025

AND NOMINEES FOR CLASS B DIRECTORS WHOSE TERM WILL EXPIRE IN 2028

John E. Arndt

Mr. Arndt (age 63), is an insurance broker and the owner of Arndt Insurance Agency in Berwick, Pennsylvania. He has served as the Vice Chairman of the Board of the Corporation and the Bank since 2017. He has served as a director of the Corporation and the Bank since 1995. Mr. Arndt has over 42 years of experience in the insurance field, including 35 years overseeing the management of his own insurance agency.

Whitney B. Holloway (1)

Ms. Holloway, CPA, MBA (age 44) currently serves as Business Manager/School Board Secretary for the Millville Area School District, a position she has held since 2021. Prior to that, from 2011 to 2021, she served as Chief Financial Officer for Community Health Systems – Berwick Hospital Center. Ms. Holloway’s accounting background and experience makes her a valuable contributor to the Board of Directors. Ms. Holloway was appointed to the Board in April 2022.

Jack W. Jones

Jack W. Jones (age 53) serves as the President and Chief Executive Officer of the Corporation and the Bank, a position he has held since 2025. He has served as a director of the Corporation and the Bank since January 2025. Previously, Mr. Jones served as Senior Vice President and Chief Banking Officer for Penns Woods Bancorp, Inc. and Luzerne Bank since January 2021. He also served as Regional President for Luzerne Bank.

Nancy J. Marr

Ms. Marr, CPA, SM (age 62), is the Founder and President Emerita of Marr Development, Inc., a full-service construction company based in Bloomsburg, Pennsylvania. Ms. Marr’s background and experience in local real estate adds valuable perspective to the Board. She has excellent accounting skills and has been deemed one of our “financial experts” on the Audit Committee of the Corporation. Ms. Marr was appointed to the Board in February 2017.

CLASS C DIRECTORS WHOSE TERM EXPIRES IN 2026

2
D. Matthew Bower

Mr. Bower (age 43), is the President of Don E. Bower, Inc., an excavation contracting corporation located in Berwick, Pennsylvania. He has been an integral part in the success and development of Don E. Bower, Inc. for over 22 years. Mr. Bower possesses strong management and leadership skills. Mr. Bower was appointed to the Board in January 2020.

Robert A. Bull (1)

Mr. Bull (age 72), is an attorney and the sole proprietor of the law firm Bull & Bull, LLC. He has been the Chairman of the Board of the Corporation and the Bank since 2017. Mr. Bull has been a director of the Corporation and the Bank since 2006. He has been an attorney for 48 years and has become knowledgeable in banking since his law firm functions as the Corporation’s solicitor.

Elaine A. Woodland

Ms. Woodland (age 66), is the former President and Chief Executive Officer of the Corporation and the Bank from September 2018 until January 2025. She has served as a director of the Corporation and the Bank since September 2018. Previously, Ms. Woodland was Treasurer of the Corporation and Chief Operating Officer of the Bank from 2014 to 2018. Prior to that date, Ms. Woodland served as Director of Lending from 2010 until 2014.

CLASS A DIRECTORS WHOSE TERM EXPIRES IN 2027

Michael L. Jezewski

Mr. Jezewski (age 67), has been the President and owner of Delta Electrical Systems, Inc., located in Nanticoke, Pennsylvania, for 40 years and Eastern Capital Holdings, LLC, located in Nanticoke, Pennsylvania for 17 years. Mr. Jezewski has extensive experience in electrical contracting and real estate development spanning over 40 years. Mr. Jezewski’s business background and real estate experience provides valuable knowledge and insight for the Board as it relates to business management and real estate lending in the Bank’s market area. Mr. Jezewski was appointed to the Board in May 2018.

William E. Rinehart

Mr. Rinehart (age 75) is the President and owner of Gray Chrysler Dodge Jeep Ram and Gray Chevrolet, located in Stroudsburg, Pennsylvania. His experience in the retail automobile business spans 52 years. Previously, Mr. Rinehart served as a director of Pocono Community Bank and served on several bank committees. Due to Mr. Rinehart’s background and business experience in automobile sales and financing and previous bank board service, he provides the Board with insight regarding lending, finance, human resources, business management and the Bank’s market area. Mr. Rinehart was appointed to the Board in May 2018.

David R. Saracino

Mr. Saracino (age 80), is the former Vice President, Cashier, and Chief Financial Officer of First Keystone Community Bank. He has been Secretary of the Board of the Corporation and the Bank since 2017. Mr. Saracino has served as a director of the Corporation and the Bank since 2006. Mr. Saracino has 53 years of banking experience. He has excellent accounting skills and has been deemed one of our “financial experts” on the Audit Committee of the Corporation.

(1) Whitney B. Holloway is the daughter of Robert A. Bull.

SHARE OWNERSHIP

Principal Owners

As of March 3, 2025, the Board knows of no person or entity who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation’s outstanding common stock.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth, as of March 3, 2025, the amount and percentage of the outstanding common stock beneficially owned by each director, nominee for director, and other named executive officers of the Corporation. The table also indicates the total number of shares owned by all directors, the nominee for director, and named executive officers of the Corporation and the Bank as a group.

	Number of
Name	Shares Owned[1,2]		Percentage[3]
Class B Directors and Nominees for Class B Director
(to serve until 2028)
John E. Arndt	119,162	[4]	1.92%
Whitney B. Holloway	33,075	[5]	—%
Jack W. Jones	—		—%
Nancy J. Marr	17,193	[6]	—%

Class C Directors (to serve until 2026)
D. Matthew Bower	6,408	[7]	—%
Robert A. Bull	209,214	[8]	3.36%
Elaine A. Woodland	9,505	[9]	—%

Class A Directors (to serve until 2027)
Michael L. Jezewski	44,272	[10]	—%
William E. Rinehart	176,889	[11]	2.84%
David R. Saracino	8,825	[12]	—%

Director Emeriti
Joseph B. Conahan, Jr.	336	[13]	—%
Jerome F. Fabian	53,843	[14]	—%
John G. Gerlach	4,477	[15]	—%

Named Executive Officers
Stacy L. Gordner	665	[16]	—%
Mark J. McDonald	1,974	[17]	—%
Christopher A. Zlobik	1,771	[18]	—%
Jonathan R. Littlewood	705	[19]	—%

All Directors and Named Executive Officers as a Group (17 Persons in Total)	688,314		11.07%

1 The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 3, 2025. Beneficial ownership may be disclaimed as to certain of the securities.

2 Information furnished by the directors and the Corporation.

3 Less than 1% unless otherwise indicated. Based on 6,218,781 shares outstanding as of March 3, 2025.

4 Includes 115,601 shares held individually by Mr. Arndt, 2,026 shares held individually by his spouse, and 1,535 shares held as custodian for his children.

5 Includes 30,393 shares held individually by Ms. Holloway, 348 shares held jointly with her spouse, and 2,140 shares held as custodian for her children. Ms. Holloway’s spouse also holds 194 shares as custodian for their son.

6 Includes 17,193 shares held individually by Ms. Marr.

7 Includes 6,408 shares held jointly by Mr. Bower with his spouse.

8 Includes 84,210 shares held individually by Mr. R.A. Bull, 9,879 shares held by Bull & Bull, LLC, a law firm of which Mr. Bull is the sole proprietor, 108,780 shares held jointly with his spouse and 6,345 shares held individually by his spouse.

9 Includes 1,885 shares held individually by Ms. Woodland, 1,457 shares held jointly with her spouse, and 6,163 shares held in her Bank 401(k) plan.

10 Includes 43,967 shares held individually by Mr. Jezewski and 305 shares held as custodian for his son.

11 Includes 1,348 shares held jointly by Mr. Rinehart with his spouse, 170,641 shares by the Eloise Jo Evans Rinehart TTEE Irrevocable Grantor Trust of William E. Rinehart, 4,000 shares by the Elmer and Wilita Rinehart GTR of which Mr. Rinehart is Trustee, and 900 shares held by the Wilita S. Rinehart Irrevocable Trust of which Mr. Rinehart is Trustee.

12 Includes 8,825 shares held individually by Mr. Saracino.

13 Includes 336 shares held individually by Dr. Conahan.

14 Includes 721 shares held individually by Mr. Fabian, 21,672 shares by the Jerome F. Fabian Trust Under Agreement for which Mr. Fabian exercises dispositive power, and 31,450 shares held jointly with his spouse.

15 Includes 1,250 shares held individually by Mr. Gerlach and 3,227 shares held jointly with his spouse.

16 Includes 665 shares held individually by Ms. Gordner in her Bank 401(k) plan.

17 Includes 250 shares held individually by Mr. McDonald, 20 shares held jointly with his children, and 1,704 shares held in his Bank 401(k) plan.

18 Includes 146 shares held jointly by Mr. Zlobik with his spouse and 1,625 shares held in his Bank 401(k) plan.

19 Includes 6 shares held individually by Mr. Littlewood and 699 shares held in his Bank 401(k) plan.

DIRECTORS’ COMPENSATION TABLE

					Non-qualified
	Fees Earned				Deferred
	or Paid in			Non-Equity	Compensation	All Other
	Cash	Stock	Option	Incentive Plan	Earnings	Compensation	Total
Name	($)	Awards	Awards	Compensation	($)	($)	($)
John E. Arndt	50,700	—	—	—	—	—	50,700
D. Matthew Bower	47,200	—	—	—	—	—	47,200
Robert A. Bull	54,200	—	—	—	—	—	54,200
Joseph B. Conahan, Jr.[1]	10,000	—	—	—	—	—	10,000
Jerome F. Fabian[1]	12,500	—	—	—	—	—	12,500
John G. Gerlach[1]	12,200	—	—	—	—	—	12,200
Whitney B. Holloway	47,000	—	—	—	—	—	47,000
Michael L. Jezewski	46,000	—	—	—	—	—	46,000
Nancy J. Marr	46,400	—	—	—	—	—	46,400
William E. Rinehart	45,400	—	—	—	—	—	45,400
David R. Saracino	49,700	—	—	—	2,502[2]	29,453[3]	81,655

1 Dr. Conahan retired from the Board in 2019 and Messrs. Fabian and Gerlach retired from the Board in 2018, all three continue to serve as Director Emeriti.

2 Represents $2,502 in increased liability portion of non-qualified deferred compensation earnings as part of the director’s salary continuation agreement.

3 Includes deferred compensation payments, made under a salary continuation agreement, of $28,000, which was established when the director was a key employee of the Bank, and bank owned life insurance imputed income of $1,453.

Compensation of Directors

During 2024, each member of the Corporation’s Board received $1,000 for his or her attendance at the Annual Meeting. Other corporate Board meetings met concurrently with the Bank’s Board, and directors received no additional compensation. The Bank’s directors received $44,000 in 2024 which includes regularly scheduled Board Meetings, Committee Meetings and a yearly Retainer Fee to be distributed in equal monthly payments. Each additional Board Meeting called was compensated at $1,000. Each additional Committee Meeting was compensated at $400. Chairman Bull received an annual stipend of $7,000, Vice Chairman Arndt received an annual stipend of $3,500, Secretary Saracino received an annual stipend of $2,500 and each Committee Chair received an annual stipend of $1,000. Each director is also entitled to reimbursement for out-of-pocket expenses to attend various bank related training and meetings. In the aggregate, the Board was paid $421,000 for all Board meetings and committee meetings attended in 2024, including all fees and stipends paid to all directors.

Mr. Saracino is party to a salary continuation agreement which was entered into when he was a key employee of the Bank. The agreement vested upon his retirement after age 60. Mr. Saracino receives benefits for a total of twenty years in the amount disclosed in the table above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. In that connection, the committee, along with the Board, has formally adopted an audit committee charter setting forth its responsibilities.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed with Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP), the Corporation’s independent registered public accounting firm, who are responsible for expressing an opinion on the Corporation’s financial statements, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the committee in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB). In addition, the committee has discussed with Baker Tilly US, LLP, the matters required to be discussed by PCAOB Auditing Standard 1301 “Communications with Audit Committees” and the Securities and Exchange Commission. We have also received from Baker Tilly US, LLP, written disclosures and a letter concerning the firm’s independence with respect to the Corporation, as required by Rule 3520 of the PCAOB.

The committee discussed the overall scope and plans for their audits with the Corporation’s internal auditors and Baker Tilly US, LLP. The committee met with the internal auditors and Baker Tilly US, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The committee held five meetings during fiscal year 2024.

With respect to the Corporation’s Independent Accountants, the committee, among other things, discussed with Baker Tilly US, LLP matters relating to its independence, including the written disclosures made to the committee by the Independent Accountants and the letter from the Independent Accountants as required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountant’s communications with the Audit Committee concerning independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Aggregate fees billed to the Corporation and the Bank by Baker Tilly US, LLP for services rendered during the years ended December 31, 2024 and December 31, 2023 were as follows:

	Year Ended December 31,
	2024	2023
Audit fees[1]	$425,293	$274,444
Tax fees[2]	28,557	21,425
Total	$453,850	$295,869

1 Audit fees include fees billed for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and review of consolidated financial statements included in the Quarterly Reports on Form 10-Q, including out of pocket expenses provided by Baker Tilly US, LLP in 2024 and 2023, and audit of internal control in accordance with the FDIC Improvement Act.

2 Tax fees include fees billed for professional services rendered by Baker Tilly US, LLP in 2024 and 2023 for tax compliance. These services include preparation of Federal and State Annual Tax Returns for the Corporation and the Bank.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Corporation. Baker Tilly US, LLP served as the Corporation’s independent registered public accounting firm for the year 2024. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific Board approved budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent registered public accounting firm is required to provide a detailed engagement letter.

The committee is comprised of four directors, all of whom are considered “independent” as defined by SEC Rules and NASDAQ listing standards. The Board has determined that no member of the committee has a relationship with the Corporation that should interfere with his independence from the Corporation or its management.

The foregoing report has been furnished by the members of the committee in 2024.

Members of the Audit Committee

Nancy J Marr, Chair
Michael L. Jezewski
William E. Rinehart
David R. Saracino

EXECUTIVE COMPENSATION

The Board serves as the Compensation Committee for the Bank and develops the Bank’s and the Corporation’s executive compensation policy. The compensation programs are designed to provide an incentive to the named executive officers on both a short-term and long-term basis. Because there is no formal compensation committee, the Corporation does not have a formal charter for such committee.

Executive Officers’ Role in Determining Compensation

The Board also determines the named executive officers’ individual compensation. The Board, acting as the Compensation Committee, considers information provided by the Chief Executive Officer in determining the appropriate level of compensation for other named executive officers. Individual performance objectives are set by the Chief Executive Officer and a year-end appraisal on each named executive officer prepared by the Chief Executive Officer is reviewed by the Board. No named executive officer attends those portions of the Board meetings during which his or her performance is evaluated or his or her compensation is being determined. The Chief Executive Officer is present during the discussions regarding other named executive officers’ performance and compensation, but is not present during the discussion of her performance and compensation.

Compensation Consultant

In 2024, a compensation consultant did not play a role in setting compensation or advising on specific compensation. The Compensation Committee reviewed the L.R. Webber Associates, Inc.’s 2024 Salary/Benefits for Financial Institutions Survey (“the Survey”) to acquaint itself with current trends and practices in compensation. The survey includes general compensation information for executives of financial institutions throughout Pennsylvania.

During the beginning of 2023, the Board conducted a risk assessment of the Bank’s compensation program. The Board concluded that the program is balanced, does not motivate imprudent risk taking, and is not reasonably likely to have a material adverse effect on the Bank.

The following table shows information concerning the annual and long-term compensation for services rendered in all capacities to the Corporation and the Bank for the fiscal year ended December 31, 2024 of those persons who were:

●	all individuals who served as the Principal Executive Officer and Principal Financial Officer during 2024; and
●	the other 2 most highly compensated named executive officers of the Corporation and the Bank at December 31, 2024 whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
		Salary	Bonus	Awards	Awards	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
Elaine A. Woodland	2024	381,759	200	—	—	—	30,306	[1]	412,265
Chief Executive Officer	2023	363,580	8,518	—	—	—	30,478	[1]	402,576

Diane C.A. Rosler	2024	247,402	200	—	—	—	10,924	[2]	258,526
Chief Financial Officer	2023	181,913	4,649	—	—	—	13,640	[2]	200,202

Mark J. McDonald	2024	176,576	200	—	—	—	14,354	[3]	191,130
Chief Credit Officer	2023	169,785	4,210	—	—	—	14,160	[3]	188,155

Christopher A. Zlobik	2024	166,400	200	—	—	—	12,352	[4]	178,952
Chief Banking Officer	2023	159,266	3,268	—	—	—	11,826	[4]	174,360

1 Amounts shown for Ms. Woodland in 2024 include $13,800 401(k) matching contribution, $11,459 401(k) profit sharing award, $3,367 personal use of company car and $1,680 taxable life benefit and in 2023 include $13,200 401(k) matching contribution, $9,900 401(k) profit sharing award, $5,830 personal use of company car and $1,548 taxable life benefit.

2 Amounts shown for Ms. Rosler in 2024 include $2,620 401(k) matching contribution, $7,428 401(k) profit sharing award and $876 taxable life benefit and in 2023 include $7,463 401(k) matching contribution, $5,597 401(k) profit sharing award and $580 taxable life benefit.

3 Amounts shown for Mr. McDonald in 2024 include $7,071 401(k) matching contribution, $5,303 401(k) profit sharing award and $1,980 taxable life benefit and in 2023 include $6,960 401(k) matching contribution, $5,220 401(k) profit sharing award and $1,980 taxable life benefit.

4 Amounts shown for Mr. Zlobik in 2024 include $6,664 401(k) matching contribution, $4,998 401(k) profit sharing award and $690 taxable life benefit and in 2023 include $6,501 401(k) matching contribution, $4,876 401(k) profit sharing award and $449 taxable life benefit.

Supplemental Employee Retirement Plan

The Corporation currently maintains a Supplemental Employee Retirement Plan (“SERP”) covering Elaine A. Woodland. The SERP, which is a salary continuation agreement, provides that if the executive officer continues to serve as an officer of the Bank until a stated retirement age of 63 years for Ms. Woodland, the Bank will pay 180 guaranteed consecutive monthly payments for Ms. Woodland commencing on the first day of the month following the officer’s 63rd birthday and/or the termination of employment in the amount indicated below. The established retirement benefit under the SERP for Ms. Woodland will be $2,083 per month and is not subject to change.

If the executive officer attains her stated retirement age, but dies before receiving all of the guaranteed monthly payments, then the Bank will make the remaining payments to the officer’s beneficiary. In the event the officer dies while serving as an officer, prior to her stated retirement age, the Bank will remit the guaranteed monthly payment to the officer’s beneficiary commencing the month following the executive’s death. In the event of a change of control and the termination of the officer’s employment, the guaranteed monthly payments will commence the month following the executive’s termination of service. Generally, no benefit will be paid if the executive officer voluntarily terminates employment prior to attaining the stated retirement age or is terminated for cause.

The SERP allows the executive officer to achieve a retirement income percentage that is more consistent with her experience and years of service to the Bank. The plan objective is to provide the executive officer with a final wage replacement ratio of approximately 75% of projected final salary including projected benefits from the Bank 401(k) Plan, social security, and salary continuation provided through the agreement.

401(k) Plan

The Bank maintains a 401(k) Plan which has a combined tax qualified savings feature and profit sharing feature for the benefit of its employees. Effective January 1, 2014, the plan became a Safe Harbor Plan and provides matching benefits to employees who are 21 years of age upon their entry date into the plan after completing three months of service. Under the savings feature, the Bank makes safe harbor matching contributions of 100% of the first 3% of compensation an employee contributes to the plan and 50% of the next 2% of compensation an employee contributes to the plan.

Additionally, the Bank may make a discretionary profit sharing contribution annually to the plan. Contributions made by the Bank to the plan are allocated to participants, who are aged 21 and have completed at least one year of service, in the same portion that each participant’s compensation bears to the aggregate compensation of all participants. Each participant in the plan is 100% vested at all times. Benefits are payable under the plan upon termination of employment, disability, death or retirement.

Of the $752,313 in total expenses during 2024, $59,343 was credited among the individual accounts of the 4 named executive officers of the Bank: Ms. Woodland with $25,259, Ms. Rosler with $10,048, Mr. McDonald with $12,374 and Mr. Zlobik with $11,662. Ms. Woodland has been a member of the plan for 18 years, Ms. Rosler for 34 years, Mr. McDonald for 18 years and Mr. Zlobik for 13 years.

Health and Welfare Plans

Group life insurance, group disability, vision and dental benefits and health insurance are available to all employees, as well as an IRS Section 125 plan. Such plans are standard in the industry and in the geographic area for all industries and necessary to compete for talented employees at all levels of the Corporation. Named executive officers participate in these plans under the same terms and conditions as other employees.

Under the group life insurance, named executive officers’ beneficiaries would be entitled to a death benefit of two times his or her base salary, capped at $300,000.

Policies and Practices Related to the Timing of Certain Equity Awards

Currently, the Corporation does not grant equity awards to its executive officers. Therefore, the Corporation does not have a formal written policy in place with regard to the timing of awards of options or stock appreciation rights in relation to the disclosure of material nonpublic information.

Related Person Transactions

There have been no material transactions between the Corporation or the Bank, nor any material transactions proposed, with any director, director nominee or executive officer of the Corporation or the Bank, or any associate of these persons. The Corporation and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding and commitments from the Corporation and the Bank at December 31, 2024, to the Corporation’s and the Bank’s named executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $13,651,000, or approximately 12.78% of the total equity capital. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. All loans are current and being paid as agreed. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2024 to the named executive officers and directors of the Corporation and the Bank, and their affiliates as a group was $11,570,000. The aggregate amount of outstanding indebtedness as of the latest practicable date, March 3, 2025, to the above described group was $13,332,000.

On January 6, 2025, in connection with his hiring to become President and Chief Executive Officer, Mr. Jones entered into an employment agreement with the Corporation and the Bank (the "Employment Agreement"). The initial term of the Employment Agreement is four (4) years beginning on January 6, 2025. The Employment Agreement shall automatically be extended for successive four (4) year terms after the expiration of the initial four (4) year term and each successive four (4) year term unless the Corporation, the Bank or executive gives written notice of non-renewal not less than 180 days before the expiration of the initial term or any successive renewal term. Mr. Jones will receive an annual base salary of $395,000, subject to customary withholdings and taxes, which may be increased from time to time or reduced in the event of a reduction applicable to all employees. Mr. Jones is entitled to be considered for bonuses each year, as determined in the Bank's sole discretion, paid time off, participation in employee benefit plans, and reimbursement of reasonable out-of-pocket business expenses. In addition, the Corporation shall provide payment of annual dues and monthly business development expenses for Mr. Jones relating to country club and business club memberships and use of a Bank provided automobile and reimbursement of related expenses.

PAY VS PERFORMANCE TABLE

					Value of
					Initial Fixed
			Average		$100
			Summary	Average	Investment
	Summary		Compensation	Compensation	Based On
	Compensation	Compensation	Table Total	Actually Paid	Total
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Shareholder	Net Income
	for PEO	to PEO	NEOs	NEOs	Return	($ in
Year	($)	($)	($)	($)	($)	thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	412,265	412,265	209,536	209,536	68.05	(13,203)
2023	402,576	402,576	187,572	187,572	74.35	5,560
2022	418,391	418,391	193,217	193,217	88.45	14,024

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for the Corporation’s Principal Executive Officer (PEO), President and Chief Executive Officer, Elaine A. Woodland, for the respective years shown.

Column (c). Compensation actually paid to the PEO as calculated in each year reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

	2024	2023	2022
Summary Compensation Table Total	$412,265	$402,576	$418,391
Adjustments:
Less: aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table
Plus: service cost for pension plans
Plus: prior service cost for pension plans
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table
Less: amounts reported under the “Option Awards” column in the Summary Compensation Table
Plus: fair value of awards granted during the year that remain unvested as of year end
Plus: fair value of awards granted during the year that vest during the year
Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end
Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year
Less: fair value of awards granted prior to year that were forfeited during year
Plus: incremental fair value of awards modified during year
Plus: dividends or other earnings paid during year prior to vesting date of award
Compensation Actually Paid	$412,265	$402,576	$418,391

Column (d). Reflects the average of the compensation amounts reported in the “Summary Compensation Table” for the Corporation’s other Named Executive Officers (“Other NEOs”). The Other NEOs included in the average figures for

2024 and 2023 are Ms. Rosler and Messrs. McDonald and Zlobik and for 2022 are Ms. Rosler, Mr. McDonald and Jonathan R. Littlewood.

Column (e). Average compensation actually paid to the Other NEOs as calculated in each year reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

	2024	2023	2022
Summary Compensation Table Total	$209,536	$187,572	$193,217
Adjustments:
Less: aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table
Plus: service cost for pension plans
Plus: prior service cost for pension plans
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table
Less: amounts reported under the “Option Awards” column in the Summary Compensation Table
Plus: fair value of awards granted during the year that remain unvested as of year end
Plus: fair value of awards granted during the year that vest during the year
Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end
Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year
Less: fair value of awards granted prior to year that were forfeited during year
Plus: incremental fair value of awards modified during year
Plus: dividends or other earnings paid during year prior to vesting date of award
Compensation Actually Paid	$209,536	$187,572	$193,217

Column (f). Total shareholder return shows the value at year-end assuming the investment of $100 on the last day of the previous calendar year and the reinvestment of dividends during the year.

Column (g). Reflects “Net Income” reported in the company's Consolidated Statements of Income for each year.

Relationship Between Compensation Actually Paid and Performance Measures

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company's Cumulative Total Shareholder Return (TSR). From 2022 to 2024, the compensation actually paid to our PEO decreased 1.46% while the average of the compensation actually paid to the Other NEOs increased by 8.45%. This is compared to a 23.06% decrease in our TSR over the same time period.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company's Net Income. From 2022 to 2024, the compensation actually paid to our PEO decreased 1.46% while the average of the compensation actually paid to the Other NEOs increased by 8.45%. This is compared to a 194.15% decrease in our Net Income over the same time period.

PRINCIPAL OFFICERS OF THE BANK AND THE CORPORATION

The following table presents selected information as of March 3, 2025, about the executive officers of the Bank and Corporation, each of whom is elected by the Board and each of whom holds office at the discretion of the Board:

	Age as of	Office and Position	Office and Position
Name	March 3, 2025	with the Bank	with the Corporation
Robert A. Bull	72	Chairman of the Board since 2017	Chairman of the Board since 2017

John E. Arndt	63	Vice Chairman of the Board since 2017	Vice Chairman of the Board since 2017

Jack W. Jones	53	President and CEO since 2025	President and CEO since 2025

David R. Saracino	80	Secretary since 2017	Secretary since 2017

Stacy L. Gordner	34	Interim Chief Financial Officer since 2025	Interim Chief Financial Officer since 2025

Mark J. McDonald	61	Chief Credit Officer since 2012	N/A

Jonathan R. Littlewood	45	Chief Lending Officer since 2020	N/A

Christopher A. Zlobik	50	Chief Banking Officer since 2022	N/A

LEGAL PROCEEDINGS

In the opinion of the management of the Corporation and its banking subsidiary, there are no proceedings pending to which the Corporation or the Bank is a party to, or which their property is subject, which, if determined adversely to the Corporation or the Bank, would have a material effect on their undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the Corporation and the Bank. In addition, to the Board’s knowledge, no government authorities have initiated, threatened to initiate, or contemplated any material proceedings against the Corporation or the Bank.

PROPOSAL NO. 2: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2024, all audit and tax fees associated with, Baker Tilly US, LLP’s services were approved by the Audit Committee.

Baker Tilly US, LLP served as the Corporation’s independent registered public accounting firm for the 2024 fiscal year, assisted the Corporation and the Bank with preparation of their federal and state annual tax returns, and provided assistance in connection with regulatory matters, charging the Bank for services at its customary hourly billing rates. Representatives of Baker Tilly US, LLP will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to any appropriate questions.

The Board has appointed Baker Tilly US, LLP, Certified Public Accountants, located at 99 Wood Avenue South, Suite 801, Iselin, New Jersey 08830-2734, as the Corporation’s independent registered public accounting firm for its 2025 fiscal year. The Board proposes that shareholders ratify this selection. Baker Tilly US, LLP has advised the Corporation that none of its members has any financial interest in the Corporation. Ratification of Baker Tilly US, LLP will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by Shareholders entitled to vote.

In the event that the shareholders do not ratify the selection of Baker Tilly US, LLP as the Corporation’s independent registered public accounting firm for the 2025 fiscal year, another accounting firm may be chosen to provide independent audit services for the 2025 fiscal year. Even if the selection is ratified, the Board, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Baker Tilly US, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2025.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who own more than 10% of the Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the SEC. Based solely on its review of copies of Section 16(a) forms received by it and forms and amendments here to filed electronically with the SEC, or written representations from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 2024 through December 31, 2024, its officers, directors and reporting shareholders were in compliance with all filing requirements applicable to them.

INFORMATION REQUESTS

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 may be obtained, at no cost, by contacting Cheryl Wynings, Investor Relations, First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, PA 18603, telephone: (570) 752-3671, extension 1175.

OTHER MATTERS

The Board does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, the persons named in the accompanying proxy intend to vote on the matters as they determine to be in the best interest of the Corporation.

ANNUAL MEETING OF SHAREHOLDERS OF FIRST KEYSTONE CORPORATION May 8, 2025 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at https://www.fkyscorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20430000000000001000 7 050825 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 2. To Ratify the selection of Baker Tilly US, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2025. 3. Other business which might come before the meeting. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Nominees Listed and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 1. Election of Directors: O John E. Arndt O Whitney B. Holloway O Jack W. Jones O Nancy J. Marr FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES:

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 FIRST KEYSTONE CORPORATION Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2025 Carmie Cleaver and Tina Gray, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First Keystone Corporation to be held on May 8, 2025 or at any postponement or adjournment thereof. (Continued and to be signed on the reverse side) 1.1